UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 11, 2019

Dominion Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2019, Mr. William P. Barr informed the Board of Directors (the “Board”) of Dominion Energy, Inc. (“Dominion Energy”) of his resignation from the Board, effective February 12, 2019. Mr. Barr’s resignation is not the result of any disagreement with Dominion Energy.

On February 14, 2019, the Board of Dominion Energy announced the elections of Messrs. James A. Bennett and D. Maybank Hagood to the Board, effective February 15, 2019, each to serve until the next annual election of Directors.

As a Director, Messrs. Bennett and Hagood will each receive compensation for their services pursuant to the terms and conditions of the Dominion Energy, Inc. Non-Employee Directors Compensation Plan, as amended and restated effective December 17, 2009, a description of which can be found in Dominion Energy’s 2018 Proxy Statement filed March 23, 2018, File No. 1-8489. Messrs. Bennett and Hagood will each enter into an agreement with Dominion Energy providing for the advancement of expenses incurred in connection with certain proceedings, subject to certain exceptions, the form of which was approved by the Board on October 24, 2008 and is filed as an exhibit to Dominion Energy’s Form 10-Q for the quarter ended September 30, 2008, Exhibit 10.2, File No. 1-8489.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Date:  February 15, 2019